Exhibit 99.1

FG Group Holdings Reports First Quarter 2023 Operating Results

Charlotte, NC, May 15, 2023 (GLOBE NEWSWIRE) -- FG Group Holdings Inc. (NYSE American: FGH) (the “Company” or “FG Group Holdings”) today announced operating results for the first quarter ended March 31, 2023.

Operational Highlights

●	In the Company’s entertainment operating business, cinema services and screen revenue grew 36% and 23%, respectively, related to the acceleration of laser projection upgrade projects. Revenue from non-cinema customers declined primarily due to timing of several large immersive and military projects in the first quarter of 2022.

●	Strong Studios acquired the worldwide global distribution rights for the Flagrant series.

●	The Company’s equity holdings continue to execute their business plans - GreenFirst Forest Products Inc. (“GreenFirst”) completed the sale of its Quebec assets for $94 million CAD. FG Financial Group Inc. (“FG Financial”) announced a strong first quarter with growth across its merchant banking and reinsurance platforms, including launching Craveworthy and FG Merger Corp’s business combination with iCoreConnect. Subsequent to the quarter, FG Acquisition Corp. announced a business combination agreement with ThinkMarkets.

Mark Roberson, Chief Executive Officer, commented, “We see increasing momentum in our Strong Entertainment operating business as the cinema industry recovery continues and as exhibitors accelerate their laser upgrade projects. The first quarter is typically our lightest period seasonally for screen sales and installations, with revenue from these activities gaining strength through the year. The cinema industry is continuing to build momentum, with the first quarter achieving the highest quarterly box office results since 2019. Additionally, Amazon and Apple directing their content into the theatres enhances an already robust outlook for the balance of 2023. We continue to add new managed service contracts and seeing increased demand for our laser projection upgrade capabilities.”

Kyle Cerminara, Chairman of the Board, commented, “FG Group Holdings has built a strong portfolio of businesses and equity holdings that enable the Company to participate in diverse and growing industries, with the goal of creating value for our shareholders.”

First Quarter 2023 Financial Review (Compared to Three Months Ended March 31, 2022)

●	Revenue was $10.1 million for the first quarter of 2023 compared to $10.0 million in the first quarter of 2022. Revenue in the Strong Entertainment business increased 2.4%. The Company saw growth in both its cinema screen products and service revenues in the current period, while the prior year benefited from several large non-cinema immersive product sales. Service revenues in the entertainment business increased 36.2% as the demand from our cinema customers continued to strengthen. Strong Entertainment has increased the scope of its services and is adding employees to better support customers and to increase market share in cinema services.

●	Gross profit was $2.5 million for the first quarter of 2023 consistent with gross profit in the first quarter of 2022. Gross profit in the Strong Entertainment business increased 5.2% to $2.3 million. Gross margins on Strong Entertainment product sales increased as the product mix improved with a greater proportion of the revenue derived from cinema screen sales in the current period. This improvement was offset by lower margins in the services business, which incurred additional travel, overtime and outside contractor costs to meet customer demand. The Company expects gross margin to improve as it are increases staffing levels to meet demand and reduce reliance on outside service providers.

FG Group Holdings Inc. – Fiscal Year 2023	Page 2 of 8
First Quarter 2023 Results

●	Loss from operations was $0.8 million in both periods.

●	Net loss was $4.0 million, or $0.20 per basic and diluted share, as compared to net loss of $0.8 million, or $0.04 per basic and diluted share, in the prior year. The increase in net loss was primarily due to recognition of an unrealized non-cash loss from the Company’s equity holdings, which was partially offset by a decrease in income tax expense.

●	Adjusted EBITDA increased to $(0.4) million as compared to $(0.2) million in the prior year.

Conference Call

A conference call to discuss the Company’s 2023 first quarter financial results will be held on Wednesday, May 17, 2023 at 8:30 am Eastern Time. Interested parties can listen to the call via live webcast or by phone. To access the webcast, visit the Company’s website at https://fg.group/investor-relations/ or use the following link: FGH Webcast Link. To access the conference call by phone, dial (877) 545-0523 (domestic) or (973) 528-0016 (international) and use participant code 621273. Please access the webcast or dial in at least five minutes before the start of the call to register.

A replay of the webcast will be available following the conclusion of the live broadcast and accessible on the Company’s website at https://fg.group/investor-relations/.

About FG Group Holdings Inc.

FG Group Holdings Inc. (https://fg.group/) is a diversified holding company with operations and holdings across a broad range of industries. The Company’s Strong Entertainment segment is the largest premium screen supplier in North America, provides technical support services and related products and services to the cinema exhibition industry, and recently launched its studio operations to produce content for streaming and other entertainment outlets. FG Group Holdings also holds equity stakes in Firefly Systems, Inc., GreenFirst Forest Products Inc. (TSX: GFP), and FG Financial Group, Inc. (Nasdaq: FGF), as well as real estate through its Digital Ignition operating business.

About Fundamental Global®

Fundamental Global® is a private partnership focused on long-term strategic holdings. Fundamental Global® was co-founded by former T. Rowe Price, Point72 and Tiger Cub portfolio manager Kyle Cerminara and former Chairman and CEO of TD Ameritrade, Joe Moglia. Its current holdings include FG Financial Group Inc. (Nasdaq: FGF), (NASDAQ: FGFPP), FG Group Holdings Inc. (NYSE American: FGH), BK Technologies Corp. (NYSE American: BKTI), GreenFirst Forest Products, Inc. (TSX:GFP), FG Merger Corp. (Nasdaq: FGMC), FG Acquisition Corp. (TSX: FGAA), OppFi Inc., Hagerty Inc., and FG Communities, Inc.

The FG® logo is a registered trademark of Fundamental Global®.

Use of Non-GAAP Measures

FG Group Holdings prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA (“Adjusted EBITDA”), which differs from the commonly used EBITDA (“EBITDA”). Adjusted EBITDA both adjusts net income (loss) to exclude income taxes, interest, and depreciation and amortization, and excludes share-based compensation, impairment charges, equity method income (loss), fair value adjustments, severance, foreign currency transaction gains (losses), transactional gains and expenses, gains on insurance recoveries, certain tax credits and other cash and non-cash charges and gains.

EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

FG Group Holdings Inc. – Fiscal Year 2023	Page 3 of 8
First Quarter 2023 Results

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income (loss) or to net cash from operating activities as measures of operating results or liquidity. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies and the measures exclude financial information that some may consider important in evaluating the Company’s performance.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: (i) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, the Company’s working capital needs, (iii) EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in the Company’s statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters management considers not to be indicative of the Company’s ongoing operations, and (vii) other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

Management believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents EBITDA and Adjusted EBITDA because (i) management believes these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in the Company’s industry, (ii) management believes investors will find these measures useful in assessing the Company’s ability to service or incur indebtedness, and (iii) management uses EBITDA and Adjusted EBITDA internally as benchmarks to evaluate the Company’s operating performance or compare the Company’s performance to that of its competitors.

Forward-Looking Statements

In addition to the historical information included herein, this press release includes forward-looking statements, such as management’s expectations regarding its portfolio companies, industry outlook, and the Company’s future sales and financial performance, which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 16, 2023, and the following risks and uncertainties: the Company’s ability to maintain and expand its revenue streams to compensate for the lower demand for the Company’s digital cinema products and installation services; potential interruptions of supplier relationships or higher prices charged by suppliers; the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s ability to successfully execute its capital allocation strategy or achieve the returns it expects from these holdings; the Company’s ability to maintain its brand and reputation and retain or replace its significant customers; challenges associated with the Company’s long sales cycles; the impact of a challenging global economic environment or a downturn in the markets; the effects of economic, public health, and political conditions that impact business and consumer confidence and spending, including rising interest rates, periods of heightened inflation and market instability, the outbreak of any highly infectious or contagious diseases, such as COVID-19 and its variants or other health epidemics or pandemics, and armed conflicts, such as the ongoing military conflict in Ukraine and related sanctions; economic and political risks of selling products in foreign countries (including tariffs); risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; the impact of economic, public health and political conditions on the companies in which the Company holds equity stakes; the Company’s ability to utilize or assert its intellectual property rights, the impact of natural disasters and other catastrophic events, whether natural, man-made, or otherwise (such as the outbreak of any highly infectious or contagious diseases, or armed conflict); the adequacy of the Company’s insurance; the impact of having a controlling stockholder and vulnerability to fluctuation in the Company’s stock price. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the impact of economic, public health (such as a resurgence of the COVID-19 pandemic) and political conditions (such as the military conflict in Ukraine) that impact consumer confidence and spending, particularly in the cinema, entertainment, and other industries in which the Company and the companies in which the Company holds an equity stake operate, and the worsening economic environment. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

Investor Relations Contacts

Mark Roberson	John Nesbett / Jennifer Belodeau
FG Group Holdings Inc. - Chief Executive Officer	IMS Investor Relations
(704) 994-8279	(203) 972-9200
IR@fg.group	fggroup@imsinvestorrelations.com

FG Group Holdings Inc. – Fiscal Year 2023	Page 4 of 8
First Quarter 2023 Results

FG Group Holdings Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$4,349	$3,789
Accounts receivable, net	5,552	6,167
Inventories, net	3,660	3,389
Other current assets	5,387	4,871
Total current assets	18,948	18,216
Property, plant and equipment, net	12,493	12,649
Operating lease right-of-use assets	285	310
Finance lease right-of-use asset	633	666
Equity holdings	33,756	37,522
Film and television programming rights, net	1,584	1,501
Intangible assets, net	4	5
Goodwill	882	882
Other assets	2	2
Total assets	$68,587	$71,753

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,964	$4,375
Accrued expenses	4,743	5,167
Short-term debt	4,088	2,510
Current portion of long-term debt	217	216
Current portion of operating lease obligations	118	116
Current portion of finance lease obligations	125	117
Deferred revenue and customer deposits	2,402	1,787
Total current liabilities	15,657	14,288
Operating lease obligations, net of current portion	227	257
Finance lease obligations, net of current portion	514	550
Long-term debt, net of current portion and deferred debt issuance costs, net	4,951	5,004
Deferred income taxes	4,400	4,851
Other long-term liabilities	103	105
Total liabilities	25,852	25,055

Stockholders’ equity:
Preferred stock	-	-
Common stock	223	223
Additional paid-in capital	54,009	53,882
Retained earnings	12,424	16,437
Treasury stock	(18,586)	(18,586)
Accumulated other comprehensive loss	(5,335)	(5,258)
Total stockholders’ equity	42,735	46,698
Total liabilities and stockholders’ equity	$68,587	$71,753

FG Group Holdings Inc. – Fiscal Year 2023	Page 5 of 8
First Quarter 2023 Results

FG Group Holdings Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net product sales	$7,204	$7,703
Net service revenues	2,905	2,323
Total net revenues	10,109	10,026
Total cost of products	5,465	5,858
Total cost of services	2,166	1,657
Total cost of revenues	7,631	7,515
Gross profit	2,478	2,511
Selling and administrative expenses:
Selling	534	541
Administrative	2,723	2,733
Total selling and administrative expenses	3,257	3,274
Gain on disposal of assets	1	-
Loss from operations	(778)	(763)
Other income (expense):
Interest income	-	6
Interest expense	(111)	(59)
Foreign currency transaction gain (loss)	119	(342)
Unrealized (loss) gain on equity holdings	(2,891)	1,728
Other income (expense), net	24	(202)
Total other (expense) income	(2,859)	1,131
(Loss) income before income taxes and equity method holding loss	(3,637)	368
Income tax benefit (expense)	299	(350)
Equity method holding loss	(651)	(820)
Net loss	$(3,989)	$(802)

Net loss per share
Basic	$(0.20)	$(0.04)
Diluted	$(0.20)	$(0.04)

Weighted-average shares used in computing net loss per share:
Basic	19,470	18,990
Diluted	19,470	18,990

FG Group Holdings Inc. – Fiscal Year 2023	Page 6 of 8
First Quarter 2023 Results

FG Group Holdings Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(3,989)	$(802)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Recovery of doubtful accounts	(18)	(15)
Provision for obsolete inventory	14	13
Provision for warranty	44	11
Depreciation and amortization	266	366
Amortization and accretion of operating leases	29	97
Equity method holding loss	651	820
Adjustment to SageNet promissory note in connection with prepayment	-	202
Unrealized loss (gain) on equity holdings	2,891	(1,728)
Deferred income taxes	(443)	239
Stock-based compensation expense	127	194
Changes in operating assets and liabilities:
Accounts receivable	612	(407)
Inventories	(284)	426
Current income taxes	(186)	(185)
Other assets	2	(246)
Accounts payable and accrued expenses	(827)	149
Deferred revenue and customer deposits	615	(728)
Operating lease obligations	(32)	(89)
Net cash used in operating activities	(528)	(1,683)

Cash flows from investing activities:
Capital expenditures	(75)	(763)
Acquisition of programming rights	(83)	(395)
Sale of equity holdings	198	-
Receipt of SageNet promissory note	-	2,300
Net cash provided by investing activities	40	1,142

Cash flows from financing activities:
Principal payments on short-term debt	(250)	(79)
Principal payments on long-term debt	(51)	(18)
Borrowings under credit facility	1,596
Repayments under credit facility	(225)	-
Payments on finance lease obligations	(28)	-
Net cash provided by (used in) financing activities	1,042	(97)

Effect of exchange rate changes on cash and cash equivalents	6	40
Net increase (decrease) in cash and cash equivalents and restricted cash	560	(598)
Cash and cash equivalents and restricted cash at beginning of period	3,789	8,881
Cash and cash equivalents and restricted cash at end of period	$4,349	$8,283

FG Group Holdings Inc. – Fiscal Year 2023	Page 7 of 8
First Quarter 2023 Results

FG Group Holdings Inc. and Subsidiaries

Summary by Business Segments

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2023	2022

Strong Entertainment
Revenue	$9,951	$9,720
Gross profit	2,320	2,205
Operating income	576	610
Adjusted EBITDA	688	757

Corporate and Other
Revenue	$158	$306
Gross profit	158	306
Operating loss	(1,354)	(1,373)
Adjusted EBITDA	(1,049)	(940)

Consolidated
Revenue	$10,109	$10,026
Gross profit	$2,478	$2,511
Operating loss	$(778)	$(763)
Adjusted EBITDA	$(361)	$(183)

FG Group Holdings Inc. – Fiscal Year 2023	Page 8 of 8
First Quarter 2023 Results

FG Group Holdings Inc. and Subsidiaries

Reconciliation of Net (Loss) Income to Adjusted EBITDA

(In thousands)

(Unaudited)

	Quarters Ended March 31,
	2023			2022
	Strong Entertainment	Corporate and Other	Consolidated	Strong Entertainment	Corporate and Other	Consolidated
Net (loss) income	$(752)	$(3,237)	$(3,989)	$735	$(1,537)	$(802)
Interest expense, net	57	54	111	24	29	53
Income tax (benefit) expense	(301)	2	(299)	311	39	350
Depreciation and amortization	179	87	266	213	153	366
EBITDA	(817)	(3,094)	(3,911)	1,283	(1,316)	(33)
Stock-based compensation expense	-	127	127	-	194	194
Equity method holding loss	-	651	651	-	820	820
Unrealized loss (gain) on equity holdings	1,622	1,269	2,891	(868)	(860)	(1,728)
Foreign currency transaction (gain) loss	(117)	(2)	(119)	342	-	342
Severance and other	-	-	-	-	222	222
Adjusted EBITDA	$688	$(1,049)	$(361)	$757	$(940)	$(183)